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                                                                    EXHIBIT 23.4


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference into The Titan Corporation's previously filed Registration Statements (as amended, as applicable) File Numbers 33-4041, 33-9570, 33-12119, 33-15680,
33-37827, 33-56762, 33-65123, 33-83402, 333-07413, 333-10919, 333-10965,
333-30947, 333-57651, 333-66149, 333-47633, 333-66147, 333-67341, 333-68621,
333-90133, 333-90139, 333-35102 and 333-35274, of our report dated December 28,
1999 related to the financial statements of Transnational Partners II, LLC included in The Titan Corporation's Form 8-K/A dated January 24, 2000.


/s/ ARTHUR ANDERSEN LLP

San Diego, California
July 5, 2000